                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 33-57645) of Lockheed Martin Corporation and in the related Joint Proxy Statement/Prospectus of Lockheed Corporation, Martin Marietta Corporation and Lockheed Martin Corporation of our report dated January 31, 1995, with respect to the consolidated financial statements of Lockheed Corporation included in this Current Report (Form 8-K) dated February 21, 1995.

     We also consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-3894, 33-18673, and 33-49327) of Lockheed Corporation; (Form S-8 No. 33-49347) pertaining to the Lockheed Corporation Hourly Employee Savings and Stock Investment Plan -- Fort Worth and Abilene Divisions; (Form S-8 No. 33-49003) pertaining to the Lockheed Corporation 1992 Employee Stock Option Program; (Form S-8 No. 2-78269) pertaining to the Lockheed Corporation 1982 Employee Stock Purchase Program; (Form S-8 No. 2-64589) pertaining to the Lockheed Corporation 1977 Employee Stock Purchase Plan; (Form S-8 No. 33-13205) pertaining to the Lockheed Salaried Employee Savings Plan Plus, the Lockheed Hourly Employee Savings Plan Plus, and the Lockheed Space Operations Company Hourly Employee Investment Plan Plus; (Form S-8 No. 33-15575) pertaining to the Lockheed Corporation 1977 Employee Stock Purchase Plan, the Lockheed Corporation 1982 Employee Stock Purchase Program, and the Lockheed Corporation 1986 Employee Stock Purchase Program; and (Form S-8 No. 33-34758) pertaining to the Lockheed Salaried Employee Savings Plan Plus, the Lockheed Hourly Employee Savings Plan Plus, and the Lockheed Space Operations Company Hourly Employee Investment Plan Plus; and the related Prospectuses of our report dated January 31, 1995, with respect to the consolidated financial statements of Lockheed Corporation included in this Current Report (Form 8-K) dated February 21, 1995.

                                          ERNST & YOUNG LLP

Los Angeles, California
February 21, 1995

                                       41